Exhibit 4.29


                AMENDED AND RESTATED PURCHASE & SALE AGREEMENT
                ----------------------------------------------

 Name of Sellers ("Sellers"):  I-CON INDUSTRIES, Inc., a Delaware
                               corporation, and PERFORMANCE INTERCONNECT
                               CORP., a Texas corporation.


 Dated:    March 31, 1998


      Sellers and USA Funding, Inc., a Delaware corporation ("Purchaser"), hereby agree to the terms and conditions set forth in this Purchase & Sale Agreement ("Agreement"):


      1.   Purchase & Sale of Accounts Receivable.

      (a) Sellers hereby offer to sell, assign, transfer, convey and deliver to Purchaser, as absolute owner, all of the right, title and interest of Sellers in and to the following accounts ("Account" or "Accounts") which arise from the sale of Sellers' services or merchandise (herein collectively referred to-as the "Merchandise") as indicated by the box checked below, together with all guarantees and security therefor, and all of Sellers' right, title and interest in the Merchandise purchased and represented by such Accounts, including all of Sellers' rights to returned goods and rights of stoppage in transit, repletion, and reclamation as an unpaid vendor (with respect to each Account, such guarantees, security and rights are herein called the "Related Rights"):

  X All of Sellers' Eligible Accounts (as defined below) not to exceed --- $750,000 (the "Commitment") outstanding at any time, which Eligible
      Accounts Purchaser agrees to purchase on the terms and conditions set forth herein, or

      Eligible Accounts totaling not less than $______________ outstanding --- at any time, in which case Purchaser shall be obligated (subject to the terms and conditions stated below) to purchase Eligible Accounts totaling not more than "Commitment") outstanding at any time, or

      Only those Eligible Accounts which Sellers from time to time may wish --- to sell but not to exceed $_____________ (the "Commitment") per month, which Eligible Accounts Purchaser agrees to purchase on the terms and conditions set forth herein;

  provided, however, that in no case shall the purchase price payable hereunder for all Eligible Accounts purchased at any one time be less tan $5,000.00.

      (b) Subject to the terms of this Agreement, Purchaser hereby agrees to purchase Eligible Accounts and the Related Rights relating thereto acceptable to Purchaser in its sole and absolute discretion. Purchaser shall not be obligated to purchase any Eligible Account if (i) an Event of Default or an event that, with the giving of notice, the passage of time or both, would constitute an Event of Default has occurred and is continuing hereunder, (ii) after such purchase is made, the aggregate face amount of all outstanding Eligible Accounts which have been purchased by Purchaser would exceed the Commitment, or (iii) Purchaser has not determined to purchase such Eligible Account in its sole and absolute discretion. "Eligible Accounts" means all Accounts except the following: (i) any Account which has payment terms longer than "net 30 days" or has been outstanding for more than ninety (90) days from invoice date, (ii) any Account as to which Purchaser does not have a valid and perfected, first priority security interest, (iii) any Account that is owed by a customer (an "Account Debtor") which is an affiliate of a Seller or an officer or employee of a Seller,
 (iv) any Account that arises out of a sale made or services performed outside of the United States of America or tat is owed by an Account Debtor located outside the United States of America, (v) any Account that is owed by an Account Debtor which is a creditor or supplier of a Seller or which has asserted any defense or contested any liability with respect to such Account, (vi) if twenty-five percent (25%) or more of the aggregate amount of Accounts owed by an Account Debtor to the Sellers have been outstanding more than ninety (90) days from invoice date, all Accounts of such Account Debtor, (vii) any Account that is considered a "progress" billing, (viii) any retainages, and (ix) any Account which has not been approved by Purchaser, in its sole and absolute discretion, as an Eligible Account. A credit investigation by Purchaser shall not be deemed an acceptance of an Account and Purchaser shall be free to reject any Account submitted by either Seller if Purchaser deems the Account unacceptable, even tough Purchaser may have previously approved such Account Debtor.

      (c) No single Account Debtor's total purchased and outstanding Accounts shall ever constitute more than twenty-five percent (25%) of Sellers' total Accounts purchased and outstanding for all of Sellers' Account Debtors, except that purchased and outstanding Accounts of one Account Debtor may constitute up to fifty percent (50%) of the purchased and outstanding Accounts of all Sellers' Account Debtors. In the event any single Account Debtor's total purchased and outstanding Accounts exceed the concentration limits set forth above, Purchaser may in its sale discretion increase the Sellers' Reserve Accounts to cover such excess on a dollar for dollar basis. In addition, for purposes of Section 4.A, the amount of any Eligible Accounts owed by an Account Debtor in excess of the concentration limit set forth above shall not be Eligible Accounts.

      (d) Accounts shall be submitted to Purchaser on a Schedule of Accounts listing each Account separately. The Schedule of Accounts shall be in the form attached hereto as Exhibit "A," shall list the Accounts of only one Seller and shall be signed by a person acting or purporting to act on behalf of such Seller. There shall be no more than one Schedule of Accounts submitted by each Seller each week unless Purchaser otherwise agrees in writing. At the time the Schedule of Accounts is presented, the applicable Seller shall also deliver to Purchaser one copy of an invoice for each Account listed an such Schedule of Accounts, evidence of shipment of the Merchandise covered by such invoice and a copy of the contract between such Seller and the Account Debtor giving rise to such Account. All invoices relating to Accounts shall plainly state on their face that amounts payable thereunder are payable only to Purchaser at the remittance address set forth below. Payment by Purchaser of the sum specified in paragraph 2(a) below shall constitute acceptance of an Account by Purchaser at which time such Account shall become an Eligible Account.

      (e) Amy and all Eligible Accounts shall be purchased with full recourse against Sellers, including but not limited to, recourse as to the insolvency or other financial inability of the Account Debtor to pay. Any Eligible Accounts not paid after ninety (90) days from invoice date shall be repurchased by Sellers, by means of Sellers paying directly to Purchaser the face amount of each such Eligible Account, Purchaser deducting such face amount from the purchase price for the next Eligible Accounts purchased or from the next Inventory Advance made hereunder or Purchaser charging such face amount against the Reserve Accounts, as Purchaser may elect in its sole discretion.

      2.   Purchase Price and Fees.

      (a) Purchaser shall purchase an Eligible Account at a purchase price equal to the face amount of such Eligible Account less the Reserve Percentage (as defined in paragraph 4 below) of such face amount which shall be credited to the applicable Reserve Account. The purchase price for any Eligible Accounts shall be advanced by Purchaser to the applicable Seller on the date of purchase as directed by such Seller. Sellers shall pay to Purchaser a discount (the "Discount") for each Eligible Account purchased hereunder equal to one-half of one percent (0.5%) of the face amount of the Eligible Account in question; provided that the Discount for any Eligible Account bearing terms in excess of the standard net 30-day terms shall be increased by 1.00% for each additional 30 days or fraction thereof. The Discount for an Eligible Account shall be due and payable on the earlier of the ninetieth (90th) day after the related invoice date and the date on which Purchaser collects such Eligible Account. Sellers hereby authorize Purchaser to deduct any Discount payable hereunder from the purchase price of Eligible Accounts or any Inventory Advance hereunder or to charge such Discount against the Reserve Accounts or collections on the related Eligible Account, as Purchaser elects at its sole discretion.

      (b) Sellers shall pay to Purchaser interest on the daily balance of all sums (the "Advances") remitted, paid, or otherwise advanced by Purchaser to Sellers or for Sellers' benefit (including but not limited to the purchase price of Eligible Accounts purchased by Purchaser hereunder and the outstanding principal balance of any Inventory Advances), net of all payments received from Sellers' Account Debtors or otherwise received by Purchaser on the Sellers' behalf which are credited to the Sellers' account. Interest shall be charged on the Advances at a rate (the "Interest Rate"), equal to the greater of (i) nine and one-half percent (9.5%) per annum and
 (ii) the Prime Rate in effect from time to time plus two percent (2%) per annum but in no event to exceed the maximum rate permitted by applicable law. If the Prime Rate changes after the date hereof, the Interest Rate shall be automatically increased or decreased, as the case may be, if required hereunder, without notice to Sellers from time to time as of the effective time of each change in the Prime Rate. Interest shall be due and payable on the last day of each calendar month and may, in Purchaser's sole discretion, be charged against the Reserve Accounts or other sums that may be due to Sellers hereunder. As used herein, the term "Prime Rate" means the rate as published from time to tune by The Wall Street Journal as the base rate for corporate loans at large commercial banks (if more than one such rate is published, the Prime Rate will be the higher or highest of the rates published). If such rate is no longer published by The Wall Street Journal, then Purchaser shall, in its sole discretion select the base or prime rate for corporate loans at a large commercial bank as the "Prime Rate." All interest accruing hereunder shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) plus five (5) business days and a year of 360 days.

      (c) In the event that the aggregate amount actually paid to Purchaser pursuant to paragraph 2(a) as Discount (the "Discount Fee") during any calendar month is less than $1,000 (the "Monthly Minimum Discount"), Sellers shall pay to Purchaser additional Discount for such calendar month in an amount equal to the Monthly Minimum Discount minus the aggregate Discount Fee actually paid to Purchaser during such month. The additional fee payable hereunder for any calendar month shall be due and payable within five business days after the end of such calendar month. Sellers hereby authorize Purchaser to deduct any such additional fee from the purchase price for Eligible Accounts or any Inventory Advance or to charge any such additional fee against the Reserve Accounts, as Purchaser elects at its sole discretion.

      (d) Sellers shall pay to Purchaser a liquidation fee ("Liquidation Fee") in the amount of five percent of the face amount of each Eligible Account outstanding at any time during a Liquidation Period (as defined below). For purposes of this section, "Liquidation Period" means a period beginning on the earliest date of (i) the commencement against or by either Seller of any voluntary or involuntary case under the federal Bankruptcy Code, (ii) the general assignment by either Seller for the benefit of its creditors; (iii) the appointment or taking possession by a receiver, liquidator, assignee, custodian or similar official of all or a substantial part of either Seller's assets, or (iv) the cessation of business either of Seller, and ending on the date on which Purchaser has actually received all fees, costs, expenses and other amounts owing to it hereunder. The Liquidation Fee shall be paid either by means of Purchaser charging the

 Liquidation Fee against the Reserve Accounts or by Sellers paying the amount of the Liquidation Fee directly to Purchaser, as Purchaser may elect in its sole discretion. The Liquidation Fee is in addition to any termination fee provided for in paragraph 14. The Liquidation Fee shall be payable on the earlier to occur of(i) the date on which Purchaser collects the applicable Eligible Account and (ii) the ninetieth (90th) day from invoice date of the Eligible Account.

      (e) The parties hereto intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, the parties hereto stipulate and agree that none of the terms and provisions contained in this Agreement shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Sellers nor any present or future guarantor or any other person hereafter becoming liable for the payment of the obligations of Sellers hereunder shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this paragraph shall control over all other provision of the Agreement which may be in conflict therewith. If any indebtedness or obligation owed by the Sellers under this Agreement is prepaid or accelerated and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or Purchaser shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on all or any part of such obligations to an amounts in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related indebtedness or obligations or, at Purchaser's option returned to the Sellers or the other payor thereof upon such determination. In determining whether or not any amount paid or payable, under any circumstance, exceeds the maximum amount permitted under applicable law, Sellers and the Purchaser shall to the greatest extent permitted under applicable law, characterize any non-principal payment as an expense, fee or premium rather than as interest and amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Rate from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. If at any time the rate at which interest is payable hereunder exceeds the Maximum Rate, the amount outstanding hereunder shall bear interest at the Maximum, Rate only, but shall continue to bear interest at the Maximum Rate until such time as the total amount of interest accrued hereunder equals (but does not exceed) the total amount of interest which would have accrued hereunder had there been no Maximum Rate applicable hereto. In the event applicable law provides for an interest ceiling under Chapter 1D of the Texas Credit Title, that ceiling shall be the indicated (weekly) rate ceiling and shall be used when appropriate in determining the maximum rate permitted by applicable law. As used in this paragraph, (i) the term "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future, and (ii) the term "Maximum Rate" means, at the time of determination, the maximum rate of interest which, under applicable law, may then be charged hereunder. The parties agree that this Agreement shall not be subject to Chapter 346 of the Texas Finance Code.

      3. Transfer. Upon Purchaser's acceptance of each Eligible Account, Purchaser shall be the sole owner and holder of such Eligible Account and the Related Rights relating thereto. Sellers hereby sell, transfer, convey and assign to Purchaser all their right, title and interest in and to each Eligible Account together with all Related Rights, effective at the time of acceptance thereof by Purchaser. Sellers agree to execute and deliver to Account Debtors obligated under Eligible Accounts such written notices of sale of the Eligible Accounts as Purchaser may request.

      4. Reserve Accounts. Purchaser shall create and maintain a reserve account for each Schedule of Accounts (each a "Reserve Account" and collectively the "Reserve Accounts") in the amount of fifteen percent (15%) (the "Reserve Percentage") of the face amount of the Eligible Accounts listed on such Schedule of Accounts out of any payments or credits otherwise to be made to Purchaser with respect to such Eligible Accounts, subject to adjustment as hereinafter provided. Purchaser may increase the Reserve Percentage from time to time with notice to Sellers if in Purchaser's sole discretion the dilution experienced by Sellers with respect to the Accounts or other factors adversely affecting the value or collectibility of the Accounts or other Collateral justify such increase. In no event shall the aggregate amount of the Reserve Accounts for all Schedules of Accounts at any time equal less than the Reserve Percentage of the Eligible Accounts remaining unpaid. Purchaser may charge against the Reserve Accounts any amount for which Sellers may be obligated to Purchaser at any time, whether under the terms of this Agreement, or otherwise, including but not limited to any damages suffered by Purchaser as a result of Sellers' breach of any provision of paragraph 5 hereof (whether intentional or unintentional), any losses (under only one or more Schedules of Accounts) due to an Account Debtor's insolvency or other financial inability to pay or any Disputes pursuant to paragraph 5(e) hereof, any Adjustments or other amounts due under paragraph 16 hereof and any attorneys' fees and disbursements due under paragraph 17 hereof. Sellers recognize that the balances in the Reserve Accounts represent bookkeeping entries and not cash funds. It is further agreed that with respect to the balances in the Reserve Accounts. Purchaser is authorized to withhold such payments and credits otherwise due to Sellers under the terms of this Agreement for reasonably anticipated claims such as, for example, chargebacks or credits against Sellers for Account Debtor claims. A Reserve Account shall be calculated and maintained on each Schedule of Accounts, and the amount remaining in the Reserve Account for a Schedule of Accounts shall be paid to the applicable Seller on the first to occur of the 10th or 25th day of any calendar month following the time when all Accounts listed on such Schedule of Accounts have been collected or Purchaser has, in its sole discretion, determined that it will make no further efforts to collect the Accounts listed on such Schedule of Accounts, provided that (i) there is a positive balance in the Reserve Account for such Schedule of Accounts, (ii) no Event of Default or an event that, with the giving of notice, the passage of time or both, would constitute an Event of Default has occurred and is continuing, (iii) Sellers have not ceased selling Accounts to Purchaser, and (iv) the balances in the Reserve Accounts for all Schedules of Accounts on an aggregate basis shall not be less than the Reserve Percentage of the Eligible Accounts outstanding after payment of such remaining amount, and (v) the outstanding principal balance of any Inventory Advances then outstanding does not exceed the Borrowing Base (as defined in paragraph 4.A). If an Event of Default or an event that, with the giving of notice, the passage of time or both, would constitute an Event of Default has occurred and is continuing, or, in the event Sellers shall cease selling Accounts to Purchaser, Purchaser shall not disburse any amounts in the Reserve Accounts until all Accounts listed on each Schedule of Account have been collected or Purchaser has determined, in its sole-discretion, that it will make no further efforts to collect any Accounts listed on any Schedules of Accounts and all sums due Purchaser hereunder have been paid. Purchaser shall make available to Sellers, through Purchaser's computer link capabilities or otherwise, within 15 days of the close of the preceding calendar month, a summary or statement of Sellers' account, prepared from Purchaser's records, which will conclusively be deemed correct and accepted by Sellers unless Sellers give Purchaser a written statement of exceptions within 30 days after receipt of such extract or statement.

      4.A Inventory Advances

           (a) Subject to the terms of this Agreement, including, without limitation, Section 4.A(g), Purchaser shall make advances to I-Con Industries, Inc. ("I-Con") (each an "Inventory Advance" and collectively the "Inventory Advances") from time to time during the Term; provided, however, that the aggregate principal amount of Inventory Advances outstanding at any time shall not exceed the lesser of the (i) Borrowing Base determined by Purchaser from time to time and (ii) the Inventory Commitment. I-Con shall not be entitled to request more than one Inventory Advance during any calendar week, and each Inventory Advance must be greater than or equal to $5,000 or must equal the unadvanced portion of the Borrowing Base. Sellers hereby agree to repay to Purchaser all Inventory Advances made to I-Con, hereunder, together with interest thereon, in the manner provided herein. The principal owing hereunder in respect of the Inventory Advances at any given time shall equal the aggregate amount of Inventory Advances made hereunder minus all principal payments thereon received by Purchaser hereunder. Subject to the terms and conditions hereof, I-Con may borrow, repay and reborrow under this Inventory Commitment.

           (b) Each request by I-Con to Purchaser for an Inventory Advance hereunder must be in writing or promptly confirmed in writing. Each such written request or confirmation shall be accompanied by a "Borrowing Base Certificate" in the form attached hereto as Exhibit "B," together with a schedule of Eligible Inventory, setting forth the location of all such Inventory, including Eligible Inventory not in the possession of I-Con and the name of the person or entity in possession thereof and such other information as Purchaser shall request.

           (c) Promptly after receiving each Borrowing Base Certificate, Purchaser shall, based upon such Borrowing Base Certificate and such other information available to Purchaser, redetermine the Borrowing Base, which redetermination shall take effect immediately and remain in effect until the next such redetermination. If all conditions precedent to any Inventory Advance requested have been met, Purchaser will on the date requested make such Inventory Advance available to I-Con by wire transfer to the account designated in writing by I-Con. In the event Purchaser does not receive an appropriately completed Borrowing Base Certificate, Purchaser shall have no obligation to redetermine the Borrowing Base or make any additional Inventory Advances hereunder.

           (d) If the aggregate unpaid principal balance of the Inventory Advances exceeds the Borrowing Base at any time, Sellers shall, upon receipt of notice thereof from Purchaser immediately repay the principal amount of the Inventory Advances in an amount at least equal to such excess. At Purchaser's election, it may require Sellers to pay any such excess directly to Purchaser, deduct any such excess from the purchase price of the next Eligible Accounts purchased hereunder or deduct such excess from the Reserve Accounts or any other amounts due to Sellers hereunder. Any principal repaid pursuant to this Section 4.A(d) shall be in addition to, and not in lieu of, all payments otherwise required to be paid under this Agreement.

           (e) The aggregate unpaid principal balance of the Inventory Advances plus all accrued but unpaid interest thereon shall be payable by Sellers to Purchaser on demand, or if no demand is made, on the last day of the Term.

           (f) As used herein, the term "Borrowing Base" shall mean an amount, determined by Purchaser from time to time in its sole discretion, equal to the lesser of (a) the Eligibility Percentage of the face amount of Eligible Accounts then outstanding or (b) 100% of the value of Eligible Inventory, valued at the lower of cost or market. As used herein, the term "Eligible Inventory" shall mean, at the time of determination, all raw materials that are part of I-Con's Inventory, that (i) are owned by I-Con, are located in the United States of America and, if located on leased or mortgaged premises, are subject to the terms of a lien waiver letter executed by the landlord or mortgagee of such premises if deemed necessary by Purchaser in its sole discretion, (ii) are ready for sale, and are not, in the opinion of Purchaser, damaged, obsolete or otherwise not readily salable at full value, (iii) have been held in Inventory for not more than 365 days, (iv) are not on lease or consignment or furnished under any contract of service from or to any person or entity, (v) are subject to an enforceable, first priority, perfected security interest in favor of Purchaser, (vi) are not the subject of an invoice giving rise to an Eligible Account, and (vii) have been approved by Purchaser, in its sole and absolute discretion, for inclusion in the Borrowing Base. As used herein, the term "Eligibility Percentage" shall mean 10% initially, but such percentage shall be decreased by the amount of any increase in the Reserve Percentage pursuant to Section 4. As used herein, the term "Inventory" shall mean all goods, now owned or hereafter acquired by I-Con, wherever located, that are held for sale or lease or are to be furnished under any contract of service (including, but not limited to raw materials, work in process, finished goods and materials used or consumed in the manufacture or production thereof, goods in which I-Con has an interest in mass or a joint or other interest or rights of any kind, and goods which have been returned to or repossessed or stopped in transit by I-Con). As used herein, the term "Inventory Commitment" shall mean $75,000.

           (g) Purchaser shall not be obligated to make any Inventory Advance hereunder (including the first), unless: (i) all representations and warranties made by Sellers in this Agreement are true on and as of the date of such Inventory Advance as if such representations and warranties had been made as of the date of such Inventory Advance, (ii) Sellers have performed and complied with all agreements and conditions required in this Agreement to be performed or complied with by it on or prior to the date of such Inventory Advance, (iii) no Event of Default or any event or circumstance that, with the passage of time, the giving of notice or both, would become an Event of Default shall have occurred, (iv) such Inventory Advance shall not be prohibited by any law or any regulation or any order of any court or governmental agency or authority, (v) Sellers shall have not repudiated or made any anticipatory breach of any of their obligations under this Agreement, (vi) Gehan Investments, Inc. shall have delivered to Purchaser a landlord waiver subordinating its interest in the Collateral to Purchaser's security interest therein, (vii) all conditions to the purchase of Eligible Accounts contained Th paragraph 1(b) shall have been satisfied, (viii) Sellers shall have implemented a perpetual inventory tracking system satisfactory to Purchaser in its sole and absolute discretion and otherwise shall maintain books and records and management procedures relating to its Inventory satisfactory to Fidelity in its sole and absolute discretion, and
 (ix) Purchaser shall have approved such Inventory Advance in its sole discretion.

      5.   Sellers'   Representations  and   Covenants.  Sellers   represent,
 warrant and covenant to Purchaser that:

      (a) Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified and authorized to do business and is m good standing in all states in which such qualification and good standing are necessary or desirable. The execution, delivery and performance by each Seller of this Agreement do not and will not constitute a violation of any applicable law or the articles of incorporation or bylaws of such Seller or any material breach of any other document, agreement or instrument to which Seller is a party or by which such Seller is bound. This Agreement is a legal, valid and binding obligation of each Seller enforceable against it in accordance with its terms.

      (b) Immediately prior to the execution and delivery of each Schedule of Accounts, the related Seller will be the sole owner and holder of, and will have good and marketable title to, each of the Accounts described thereon and the Related Rights relating thereto, free and clear of all liens, security interests and other adverse claims. Upon Purchaser's acceptance of each Eligible Account, it shall become the sole owner and holder of, and will have good and marketable title to, such Eligible Account and the Related Rights relating thereto, free and clear of all liens, security interests and other adverse claims. I-Con is the sole owner of all Eligible inventory and has good and marketable title thereto free and clear of all liens, security interests and other adverse claims.

       (c) No Eligible Account or other Collateral shall be subject to any lien, encumbrance, security interest or other claim of any kind or nature. Sellers will not transfer, pledge or give a security interest in any of their Accounts to anyone other than Purchaser. Sellers will not factor or sell any of its Accounts except to Purchaser. There are no financing statements now on file in any public office governing any property of Sellers of any kind, real or personal, in which any Seller is named in or has signed as the debtor, except the financing statement or statements filed or to be filed in respect of this Agreement or those statements on file as of the date of this Agreement that have been disclosed in writing by Sellers to Purchaser. Neither Seller will execute any financing statement in favor of any other person or entity, other than Purchaser, during the Term.

      (d) The amount of each Eligible Account is due and owing to the applicable Seller and represents an accurate statement of a bona fide sale, delivery and acceptance of Merchandise or performance of service by such Seller to or for an Account Debtor. The terms for payment of Eligible Accounts are 30 days from date of invoice and the payment of such Eligible Accounts is not contingent upon the fulfillment by the applicable Seller of any further performance of any nature whatsoever. Each Account Debtors business is solvent to the best of Sellers' knowledge.

      (e) There are and shall be no set-offs, allowances, discounts, deductions, counterclaims, or Disputes with respect to any Eligible Account, either at the time it is accepted by Purchaser for purchase or prior to the date it is to be paid. "Dispute," as used in the last preceding sentence, shall mean any claim by an Account Debtor against either Seller, of any kind whatsoever, valid or invalid, that is asserted by the Account Debtor as a basis for refusing to pay an Eligible Account either in whole or in part. Sellers agree to inform Purchaser in writing immediately upon learning that there exists or may exist any Account which is subject to any contra account charge back, credit consignment, right to return merchandise, or other matter which diminishes or may diminish the dollar amount or timely collection of such Account. Sellers shall accept no returns and shall grant no allowance or credit to any Account Debtor without notice to and the prior written approval of Purchaser. Sellers shall provide to Purchaser for each Account Debtor on Eligible Accounts that have been purchased, a weekly report in form and substance satisfactory to Purchaser itemizing all such returns and allowances made during the previous week with respect such Eligible Accounts and a check (or wire transfer) payable to Purchaser for the amount thereof.

      (f) The address set forth below Sellers' signature hereon is, and for at least the past six months has been, Sellers' mailing address, their chief executive office and principal place of business. The street and other business addresses set forth below Sellers' signature hereon are, and for at least the past six months have been, the offices where all of the books and records concerning the Eligible Accounts are maintained and the location of all Collateral. Sellers shall not change their mailing address, chief executive office, principal place of business or place where such records are maintained or the Collateral is kept without 30 days prior written notice to Purchaser. Neither Seller has been a party to a merger or consolidation with or acquired all or substantially all of the assets of any person or entity during the past five years.

      (g) Sellers shall maintain their books and records in accordance with generally accepted accounting principles and shall reflect on its books the absolute sale of the Eligible Accounts and the Related Rights to purchaser. Sellers shall furnish Purchaser, upon request, such information and statements as Purchaser shall request from time to time regarding Sellers' business affairs, financial condition and results of its operations. Without limiting the generality of the foregoing, Sellers shall provide Purchaser, on or prior to the 30th day of each month, unaudited consolidated and consolidating financing statements with respect to the prior month and, within 90 days after the end of each of Sellers' fiscal years, monthly annual reviewed consolidated and consolidating financial statements and such certificates relating to the foregoing as Purchaser may request including, without limitation, a monthly certificate from the president and chief financial officer of Sellers stating whether any Events of Default have occurred and stating in detail the nature of the Events of Default. Sellers will furnish to Purchaser on or before the last day of each month and at such other times as Purchaser shall request a current month end listing of all open and unpaid accounts payable and accounts receivable, and such other items of information that Purchaser may deem necessary or appropriate from time to time. Unless otherwise expressly provided herein or unless Purchaser otherwise consents, all financial statements and reports furnished to Purchaser hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with generally accepted accounting principles, consistently applied. Sellers shall deliver to Purchaser a Borrowing Base Certificate, with all supporting documentation, at least once each calendar week and at such other times as Purchaser shall request.

      (h) Purchaser shall have the right, at any time, and from time to time, to audit Sellers' books, records and operations during normal business hours. Sellers shall pay all costs associated with such audits which shall be $700 per day per person plus reasonable out-of-pocket expenses.

      (i) Sellers have paid and will pay all taxes and governmental charges imposed with respect to sales of the Merchandise and furnish to Purchaser upon request satisfactory proof of payment and compliance with all federal, state and local tax requirements.

      (j) Sellers will promptly notify Purchaser of (i) the filing of any lawsuit against either Seller involving amounts greater than $10,000 and
 (ii) any attachment or any other legal process levied against either Seller.

      (k) Each Seller has served or caused to be served any and all preliminary notices required by law to perfect or enforce any mechanic's liens or stop notice or bonded stop notice for the Eligible Accounts and the information contained in those notices is true and correct to the best of Sellers' knowledge. Waivers and releases for all labor, services, equipment or material of Sellers and others will be submitted on Purchaser's form concurrently with each Schedule of Accounts.

      (l) The application ("Application") made by Sellers in connection with this Agreement, and the statements made therein are true and correct at the time that this Agreement is executed. There is no fact which either Seller has not disclosed to Purchaser in writing which could materially adversely affect the properties, business or financial condition of Sellers, or any of the Eligible Accounts or Collateral, or which it is necessary to disclose in order to keep the foregoing representations and warranties from being misleading.

      (m) Sellers are engaged primarily in commercial, manufacturing or industrial pursuits In no event shall the finds paid to Sellers hereunder be: used or indirectly for consumer personal, family, household or agricultural purposes, but shall be used solely for business or investment activities.

      (n) Sellers do not do business, and for the past five years have not done business, under any trade or assumed name except as indicated below:
 NONE.

      (o) Sellers shall not merge or consolidate with or transfer or assign all or substantially all of its assets and properties to any person or entity without Purchasers prior written consent.

      (p) Sellers shall not repay the principal amount of any debt owed by Seller to Touchstone Enterprises, Inc., Winterstone Management, Inc., or Associates Funding Group, Inc., without the prior written consent of Purchaser.

      6. Notice of Purchase. Sellers shall execute and deliver to Purchaser and/or file at such times and places as Purchaser may designate such financing statements, continuations thereof and amendments thereto as are necessary or desirable to give notice of Purchaser's purchase of the Eligible Accounts under the Uniform Commercial Code in effect in any applicable jurisdiction.

      7. Collateral. In order to secure the payment of all indebtedness and obligations of Sellers to Purchaser, whether presently existing or hereafter arising, each Seller hereby grants to Purchaser a security interest in and lien upon all of such Seller's right, title and interest in and to (a) the Reserve Accounts and all payments (if any) due or to become due to such Seller from the Reserve Accounts; (b) all accounts, contract rights, general intangibles, receivables and claims whether now existing or hereafter arising, all guaranties and security therefor and all of such Seller's right title and interest in the goods purchased and represented thereby, if any, including all of such Seller's rights in and to returned goods and rights of stoppage in transit, replevin and reclamation as unpaid vendor; (c) all Inventory, wherever located and whether now or hereafter existing, and all accessions thereto and products thereof and documents therefor; (d) all machinery and equipment, wherever located and whether now or hereafter existing, and all parts thereof, accessions thereto, and replacements therefor and all documents and general intangibles covering or relating thereto; (e) all books and records pertaining to the foregoing, including but not limited to computer programs, data and lists; and (f) all proceeds of the foregoing (collectively, the "collateral"). Sellers agree to comply with all appropriate laws in order to perfect Purchaser's security interest in and to the Collateral, to execute any financing statements, continuations thereof, amendments thereto or additional documents as Purchaser may require, to deliver to Purchaser a list of all locations of its inventory and equipment and to obtain any landlord or mortgagee lien waivers that Purchaser may require. Each Seller shall provide written notice to Purchaser of any change in the locations at which the keeps its inventory and equipment at least 30 days prior to any such change. To induce Purchaser to make a loan of $1,150,000 to BC&Q Corp. pursuant to the BC&Q Loan Agreement (as hereinafter defined), I-Con guaranteed, such loan pursuant to the General Continuing Guarantee (as amended, supplemented or modified from time to time, the "Guarantee"), dated October 22, 1997, from I-Con in favor of Purchaser and granted to Purchaser a lien on and security interest in the Collateral to secure the Guarantee pursuant to the Security Agreement (as amended, supplemented or modified from time to time, the "Security Agreement"), dated as of October 22, 1997, from I-Con in favor of Purchaser. It is expressly agreed that the security interest granted to Purchaser under the this Agreement shall secure I-Con's obligations to Purchaser under the Guarantee and the Security Agreement. Purchaser hereby is authorized to pay to itself any amount required to be paid by Purchaser to Sellers hereunder, whether as the Purchase Price of Eligible Accounts, an Inventory Advance, a Reserve Account disbursement or otherwise, to be applied to the payment of any amounts then due by I-Con to Purchaser under the Guarantee or the Security Agreement. From time to time, upon the written request of either Seller and so long as no Event of Default or event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, has occurred, the Purchaser shall release from the lien and security interest created hereby any specific item of machinery or equipment constituting a part of the Collateral and used by such Seller as security for obtaining a loan or other financial accommodations from and the lender.

      8.   Collection.

      (a) Sellers shall notify all Account Debtors and take other necessary or appropriate means to insure that all of Sellers' Accounts, whether or not purchased by Purchaser, shall be paid directly to Purchaser at the remittance address set forth below. After collection by Purchaser, all payments on Collateral shall be promptly remitted to Sellers, subject to and following the exercise of Purchaser's rights therein as a secured party and its rights to offset any sums then owing by Sellers hereunder

      (b)  Purchaser,  as  the  sole  and  absolute  owner  of  the  Eligible
 Accounts purchased hereunder, shall have the sole and exclusive power and authority to collect each such Eligible Account, through legal action or otherwise, and Purchaser may, in its sole discretion, settle, compromise, or assign (in whole or in part) any of such Eligible Accounts, or otherwise exercise any other right now existing or hereafter arising with respect to any of such Eligible Accounts. If either Seller receives payment of all or any portion of any Eligible Accounts or other Account, such Seller shall notify Purchaser immediately and shall hold all checks and other instruments so received in trust for Purchaser and immediately shall deliver to Purchaser such checks and other instruments in the form received with any necessary endorsements.

      (c) Purchaser shall have the right at any time, either before or after the occurrence of an Event of Default and without notice to Sellers, to notify any or all Account Debtors on the Eligible Accounts and the other Collateral of the assignment thereof to Purchaser and to direct such Account Debtors to make payment of all amounts due or to become due to Sellers directly to Purchaser, and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof Payments received by Purchaser may, at the sole discretion of Purchaser, be applied by Purchaser to the payment of the indebtedness and obligations of Sellers to Purchaser or held as cash collateral for such indebtedness and obligations. All amounts and proceeds (including investments and writings) received by Sellers in respect of the Collateral shall be received in trust for the benefit of Purchaser hereunder, shall be segregated from other funds of Sellers and immediately shall be paid over to Purchaser in the same form as so received (with any necessary endorsement) to be applied in the same manner as payments received directly by Purchaser.

      9. Power of Attorney. Each Seller grants to Purchaser an irrevocable power of attorney authorizing and permitting Purchaser, at its option with or without notice to such Seller to do any or all of the following:

      (a) Endorse the name of such Seller on any checks or other evidences of payment whatsoever that may come into the possession of Purchaser regarding Eligible Accounts or Collateral, including checks received by Purchaser pursuant to paragraph S hereof;

      (b) Receive, open and dispose of any mail addressed to such Seller and put Purchaser's address on any statements mailed to Account Debtors,

      (c) Pay, settle, compromise, prosecute or defend any action, claim, conditional waiver and release, or proceeding relating to Eligible Accounts or Collateral;

      (d) Upon the occurrence of an Event of Default, notify in the name of such Seller, the U.S. Post Office to change the address for delivery of mail addressed to such Seller to such address as Purchaser may designate
 (provided that Purchaser shall turn over to such Seller all such mail not relating to Eligible Accounts or Collateral);

      (e) Verify, sign, acknowledge, record, file for recording, serve as required by law, any claim of mechanic's lien, stop notice or bonded stop notice in the sole and absolute discretion of Purchaser relating to any Eligible Account or Collateral;

      (f) Insert all recording or service information in any mechanic's lien or assignment of rights under stop notice/bonded stop notice which such Seller has signed in connection with this Agreement, recorded or served to enforce payment of the Eligible Accounts or Collateral;

      (g) Execute and file on behalf of such Seller any financing statement deemed necessary or appropriate by Purchaser to protect Purchaser's interest in and to the Eligible Accounts or Collateral, or under any provision of this Agreement; and

      (h) To do all other things necessary and proper in order to carry out this Agreement. The authority granted to Purchaser herein is irrevocable until this Agreement is terminated and all amounts owed to Purchaser hereunder are fully satisfied.

      10. Default and Remedies. An event of default ("Event of Default") shall be deemed to have occurred hereunder and Purchaser shall have no further obligation to purchase Accounts and may immediately exercise its fights and remedies with respect to the Eligible Accounts and the Collateral under this Agreement, the Uniform Commercial Code, and applicable law, upon the happening of one or more of the following:

      (a) Either Seller shall fail to pay when due any amount owed to Purchaser, whether arising hereunder or otherwise;

      (b)  There  shall  be  commenced  by  or  against  either  Seller   any
 voluntary or involuntary case under the federal Bankruptcy Code, or any assignment shall be made by either Seller for the benefit of its creditors, or there shall be appointment of a receiver or custodian for a substantial portion of either Seller's assets;

      (c) Either Seller shall become insolvent in that its debts are greater than the fair value of its assets, or either Seller is generally not paying its debts as they become due;

      (d) Any involuntary lien, garnishment, attachment or the like shall be issued against or shall attach to the Eligible Accounts, the Eligible Inventory, the Collateral, any other assets of either Seller or any portion thereof;

      (e) Either Seller shall suffer the entry against it of a final judgment for the payment of money in excess of $25,000, unless the same is discharged within 30 days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained;

      (f) Either Seller shall breach any covenant or agreement made by it herein;

      (g) Any warranty or representation set forth herein shall be untrue when made or any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by either Seller, or by any other person on behalf of either Seller, to Purchaser is not true and correct furnished;

      (h) Either Seller shall have a federal or state tax lien filed against any of its properties, or either Seller shall fail to pay any federal or state tax when due, or either Seller shall fail to file any federal or state tax form when due;

      (i) In Purchaser's sole judgment, a material adverse change shall have occurred in either Seller's financial condition, business or operations or the value of the Collateral; or

      (j) In Purchaser's sole judgment, the prospect for payment of any amounts due to it hereunder shall have become impaired.

      (k)  Either Seller shall have ceased the operation of its business.

      (l) A default or an event of default shall have occurred under any instrument or agreement relating to, securing, creating or evidencing debt owed by I-Con to Winterstone Management, Inc., Touchstone Enterprises, Inc. or Associates Funding Group, Inc., any such debt shall have been accelerated or called due prior to maturity.

      (m) An "event of default" shall have occurred under the Security Agreement or the Loan and Security Agreement (as amended, supplemented or modified from time to time, the "BC&Q Loan Agreement"), dated as of October 22, 1997, between BC&Q Corp. and Purchaser, or the indebtedness evidenced by the Guarantee or the BC&Q Loan Agreement shall have been accelerated.

 Upon the occurrence of an Event of Default described in clauses (5) or (c) of this Section 10, Sellers immediately shall repurchase from Purchaser all outstanding Eligible Accounts purchased by Purchaser from Sellers hereunder at a price equal to the aggregate face amount thereof and shall pay to Purchaser all other amounts owing by Sellers to Purchaser hereunder, whether or not then due, including, without limitation, the outstanding principal balance of all Inventory Advances and accrued but unpaid interest thereon, all without demand, presentment, notice of demand or of dishonor and nonpayment, or any other notice or declaration of any kind, all of which are hereby expressly waived by Sellers. During the continuation of any other Event of Default, Purchaser, at any time, may require Sellers to (and Sellers shall) repurchase from Purchaser all outstanding Eligible Accounts purchased by Purchaser from Sellers hereunder at a price equal to the aggregate face amount thereof and pay to Purchaser all other amounts owing by Sellers to Purchaser hereunder, whether or not then due, including, without limitation, the outstanding principal balance of all Inventory

 Advances and accrued but unpaid interest therein, all without notice, demand, presentment, notice of demand or of dishonor and nonpayment, or any notice or declaration of any kind, all of which are hereby expressly waived by Sellers. In addition to, and without limitation of, the foregoing provisions of this Agreement, if an Event of Default shall have occurred and be continuing, Purchaser may from time to time in its discretion, without limitation and without notice except as expressly herein: (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "UCC") (whether or not the IJCC applies to the affected Collateral); (5) require Sellers to, and Sellers hereby agree that they will at their expense, assemble all or part of the Collateral as directed by Purchaser and make it available to Purchaser at a place to be designated by Purchaser; (c) reduce its claim to judgment or foreclose. or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure; (d) dispose of, at its office, on the premises of Sellers or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings; (e) buy the Collateral, or any part thereof, at any public sale, or at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type that is the subject to widely distributed standard price quotations; (f) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Sellers hereby consent to any such appointment; and
 (g) at its discretion, retain the Collateral in satisfaction of the obligations due Purchaser hereunder whenever the circumstances are such that Purchaser is entitled to do so under the UCC or otherwise. Sellers agree that, to the extent notice of sale shall be required by law, at least five days' notice to Sellers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Purchaser shall not be obligated to make any sale of Collateral regardless of whether any notice of sale has been given. Purchaser may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. If any Event of Default shall have occurred and be continuing, Purchaser may in its discretion apply any cash proceeds received by Purchaser in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Purchaser may elect: (a) the repayment of all or any portion of the obligations owed to Purchaser by Sellers, whether hereunder or otherwise; (5) the repayment of reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Purchaser (whether or not litigation has been commenced or a judgment has been issued, and if litigation has been commenced, whether at trial or any appellate level) in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, of the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Purchaser hereunder, or (iv) the failure of Sellers to perform or observe any of the provisions hereof; (c) the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral;
 (d) the reimbursement of Purchaser for the amount of any obligations of Sellers paid or discharged by Purchaser, and of any expenses of Purchaser payable by Sellers hereunder; (e) by holding the same as Collateral; (f) the payment of any other amounts required by applicable law (including, without limitation, Part 5 of Article 9 of the UCC or any successor or similar applicable statutory provision); and (g) by delivery to Sellers or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

      11. Equitable Relief. In the event that either Seller commits any act or omission which prevents or unreasonably interferes with: (a) Purchasers exercise of the rights and privileges arising under the power of attorney granted in paragraph 9 of this Agreement; or (5) Purchaser's perfection of or levy upon the security interest granted in the Collateral, including any seizure of any Collateral, such conduct will cause immediate, severe, incalculable and irreparable harm and injury, and shall constitute sufficient grounds to entitle Purchaser to an injunction, writ of possession, or other applicable relief in equity, and to make such application for such relief in any court of competent jurisdiction, without any prior notice to either Seller.

      12. Cumulative Rights; Waivers. All rights, remedies and powers granted to Purchaser in this Agreement, or in any other instrument or agreement given by Sellers to Purchaser or otherwise available to Purchaser in equity or at law, are cumulative and may be exercised singularly or concurrently with such other rights as Purchaser may have. These rights may be exercised from time to time as to all or any part of the Eligible
 Accounts purchased hereunder or the Collateral as Purchaser in its discretion may determine. In the event that the transaction between Sellers and Purchaser is construed to be a loan from Purchaser to Sellers, such loan shall be secured by the Eligible Accounts and the Collateral and Purchaser shall have all rights and remedies available to a lender in addition to its rights and remedies hereunder. Purchaser may not waive its rights and remedies unless the waiver is in writing and signed by Purchaser. A waiver by Purchaser of a right or remedy under this Agreement on one occasion is not a waiver of the right or remedy on any subsequent occasion.

      13. Notices. Any notice or communication with respect to this Agreement shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, or (iv) prepaid telegram, telex or telecopy, addressed to each party hereto at its address set forth below or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted deliver at the address and in the manner provided herein, or m the case of telegram, telex or telecopy, upon receipt. Sellers hereby agree that Purchaser may publicize the financing transaction contemplated by this Agreement in newspapers, trade and similar publications including, without limitation, the publication of a "tombstone".

      14. Term. The term of this Agreement shall expire on August 27, 2000 (the "Original Term"); provided that the term of this Agreement shall be extended automatically for an additional year and for each succeeding year unless written notice determination is given by one party hereto to the other party hereto at least sixty (60) days, but no more than ninety (90) days, prior to the end of the Term or any extension thereof (the Original Term and any extensions thereof are herein referred to as the "Term"). In the event that during the Term this Agreement is terminated for any reason, Sellers shall pay to Purchaser an early termination fee in an amount equal to (a) six percent (6%) of the sum of the Commitment and the Inventory Commitment, if this Agreement is terminated during the first year of the Term, (b) four percent (4%) of the sum of the Commitment and the Inventory Commitment if this Agreement is terminated during the second year of the Term, and (c) two percent (2%) of the sum of the Commitment and the

 Inventory Commitment, if this Agreement is terminated thereafter during the Term (but in no event shall any such early termination fee exceed the maximum amount permitted by applicable law). Any termination of this Agreement shall not affect Purchaser's security interest in the Collateral and Purchasers ownership of the Eligible Accounts and the Related Rights, and this Agreement shall continue to be effective, until all transactions entered into and obligations incurred hereunder have been completed and satisfied in full.

      15. Right of First Offer. Sellers hereby agree that in the event either Seller receives an offer during the Term from a third party to provide financing or factoring to such Seller, which offer such Seller intends to accept, Sellers shall require the offeror to reduce such offer to a written commitment (the "new commitment"). In addition, Sellers will (i) notify Purchaser in writing of the identity of the offeror of the commitment and the complete terms of the new commitment and (ii) if, within 30 days after its receipt of such notice, (which shall be accompanied by a copy of the new commitment), Purchaser elects, in its sole discretion, to offer to terminate this Agreement and match the new commitment, accept Purchaser's offer.

      16. Charges; Indemnification. Sellers shall pay to Purchaser its normal and customary charges for the following items in connection with the transactions contemplated hereby: long-distance telephone charges, reasonable travel expenses, copying, legal fees incurred in collecting the Accounts or enforcing this Agreement, postage, credit reports, lock box charges, wire transfers, overnight mail delivery, UCC and tax lien searches and filing fees ("Adjustments"). Sellers hereby indemnify and agree to hold harmless and defend Purchaser and Purchaser's officers, directors, shareholders, affiliates, agents, employees and attorneys (collectively, the "Indemnified Persons") from and against any and all claims, demands, actions, causes of action, judgments, liabilities, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including, without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with any investigation or defense) of every kind, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against or incurred or paid by any Indemnified Person at any time and from time to time, because of, resulting from, in connection with or arising out of any transaction, act, omission, event or circumstance in any way connected with the Collateral or this Agreement (including but not limited to enforcement of Purchaser's rights thereunder or the defense of Purchaser's actions thereunder) (each, as "Indemnified Claims"), excluding with respect to any Indemnified Persons, any of the foregoing resulting from such Indemnified Person's gross negligence or willful misconduct. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED CLAIMS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANX NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PERSON. Upon notification and demand, Sellers agree to provide defense of any Indemnified Claim and to pay all costs and expenses of counsel selected by any Indemnified Person in respect thereof. Any Indemnified Person against whom any Indemnified Claim may be asserted reserves the right to settle or compromise any such Indemnified Claim as such Indemnified Person may determine in its sole discretion, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the

 Indemnified Claims. Except as specifically provided in this section, Sellers waive all notices from any Indemnified Person. The provisions of this paragraph 16 shall survive the termination of this Agreement. Purchaser may, in its sole and absolute discretion, deduct any Adjustments or other amounts owed under this paragraph from the Reserve Accounts.

      17. Attorney's Fees. Sellers agree to reimburse Purchaser upon demand for all costs and expenses incurred by Purchaser in connection with its due diligence review of Sellers and the negotiation, documentation, closing and consummation of the transactions contemplated hereby, including attorney's fees and expenses and all reasonable attorney's fees, court costs and other expenses incurred by Purchaser in the enforcement of this Agreement and protecting or enforcing its interest in the Eligible Accounts or the Collateral, in collecting the Eligible Accounts or the Collateral, or in the representation of Purchaser in connection v4th any bankruptcy case or insolvency proceeding involving either Seller, the Collateral, any Account Debtor, or any Eligible Account. Sellers hereby authorize Purchaser, at its sole discretion, to deduct such fees, costs and expenses from the purchase price for Eligible Accounts or charge any such fees, costs and expenses against the Reserve Accounts, as Purchaser elects at its sole discretion.

      18. Severability; Joint and Severally Liability. Each and every provision, condition, covenant and representation contained in this Agreement is, and shall be construed, to be a separate and independent covenant and agreement. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby. The obligations of Sellers hereunder shall be joint and several.

      19. Parties in Interest. All grants, covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Sellers may not delegate or assign any of their duties or obligations under this Agreement without the prior written consent of Purchaser. PURCHASER RESERVES THE RIGHT TO ASSIGN ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT IN WHOLE OR IN PART TO ANY PERSON OR ENTITY.

      20. GOVERNING LAW: SUBMISSION TO PROCESS. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AN]) ENFORCED IN ACCORDANCE WITH AND GOVERNED BY TILE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW. EACH SELLER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TEXAS, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT, THE PURCHASE OF ELIGIBLE AQCOUNTS OR ANY OTHER RELATIONSHIP BETWEEN PURCHASER AND SELLER BY ANY MEANS ALLOWED UNDER STATE OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE PURCHASE OF ELIGIBLE ACCOUNTS OR ANY
 OTHER RELATIONSHIP BETWEEN PURCHASER AND SELLER SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF TEXAS HAVING JURISDICTION. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

      21. WAIVER OF JURY TRIAL. PUNITIVE AND CONSEOUENTIAL DAMAGES, ETC. EACH OF EACH SELLER AND PURCHASER HEREBY (A) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH; (B) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR
 CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH.

      22. THIS AGREEMENT RESTATES AND AMENDS THE PURCHASE & SALE AGREEMENT DATED AUGUST 28, 1997 BETWEEN I-CON AN]) PURCHASER (AS THE SAME MAY HAVE HERETOFORE BEEN AMENDED OR MODIFIED, THE "ORIGINAL AGREEMENT,") IN ITS ENTIRETY EFFECTIVE AS OF THE DATE HEREOF, AND ALL OF THE TERMS AND PROVISIONS HEREOF SHALL SUPERSEDE THE TERMS AND PROVISIONS THEREOF; PROVIDED THAT ALL INDEBTEDNESS AND OBLIGATIONS OF I-CON TO PURCHASER UNDER THE ORIGINAL AGREEMENT ARE RENEWED AND EXTENDED HEREBY AND ALL LIENS, SECURITY INTERESTS, ASSIGNMENTS, SUPERIOR TITLES, RIGHTS, REMEDIES, POWERS, EQUITIES AND PRIORITIES (THE "LIENS") CREATED BY TILE ORIGINAL AGREEMENT ARE RENEWED AND EXTENDED HEREBY AND SHALL CONTINUE IN FULL FORCE AND, EFFECT TO SECURE THE OBLIGATIONS BY THIS AGREEMENT, THE LIENS ARE HEREBY RATIFIED AND CONFIRMED AS VALID, SUBSISTING AND CONTINUING TO SECURE THE OBLIGATIONS.

      23.  COMPLETE   AGREEMENT.  THIS  AGREEMENT,   THE  WRITTEN   DOCUMENTS
 EXECUTED PURSUANT TO THIS AGREEMENT, IF ANY, AND THE ACKNOWLEDGMENT DELIVERED 111 CONNECTION HEREWITH SET FORTH THE ENTIRE UNDERSTANDING AND AGREEMENT OF THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AN]) MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. NO MODIFICATION OR AMENDMENT OF OR SUPPLEMENT TO THIS PURCHASE & SALE AGREEMENT OR TO SUCH ACKNOWLEDGMENT SHALL BE VALID OR EFFECTIVE UNLESS THE SAME IS IN WRITING AND SIGNED BY THE PARTY AGAINST WHOM IT IS SOUGHT TO BE ENFORCED.

      The undersigned have entered into this Agreement on the date first above written.


 USA FUNDING, INC.,                           I-CON Industries, Inc.,
 a Delaware corporation                       a Delaware corporation

 BY:    /s/                                   By:    /s/
        ---------------------------                  -----------------------
 Name:                                        Name:
        ---------------------------                  -----------------------
 Title:                                       Title:
        ---------------------------                  -----------------------


 Remittance Address:                          Mailing Address of I-Con:

 P. O. Box 971194                             1101 Pamela Drive
 Dallas, Texas 75397-1194                     Euless, TX 76040


 Mailing Address:                             Street Address of I-Con:

 12770 Merit Drive, Sixth Floor               1101 Pamela Drive
 Dallas, TX 75251                             Euless, TX 76040

                                              Performance Interconnect Corp.

                                              By:    /s/
                                                     ------------------------
                                              Name:
                                                     ------------------------
                                              Title:
                                                     ------------------------

                                              Mailing Address of Performance:

                                              10911 Pearl Street, Suite 105
                                              Dallas, TX 75238

                            SCHEDULE OF ACCOUNTS


 DATE:_____________                   SCHEDULE NO.___________________________

 SELLER:   [I-CON INDUSTRIES, INC.]
           [PERFORMANCE INTERCONNECT CORP.]

                                      Total Number of Accounts Sold:_________
                                      Total Amount Sold:_____________________
                                      Reserve:_______________________________

 ACCOUNT              INVOICE              INVOICE             INVOICE
 DEBTOR               NUMBER               AMOUNT              DATE
 ------               ------               ------              ----

      The undersigned does hereby certify that he or she has made a thorough inquiry into all matters certified herein and, based upon such inquiry and experience does hereby certify that:

      1. He or she is the duly elected, qualified, and acting _____________ of [I-CON INDUSTRIES, INC.] [PERFORMANCE INTERCONNECT CORP.].

      2. This Schedule of Accounts is being submitted to USA Funding, Inc. ("Purchaser") pursuant to that certain Amended and Restated Purchase & Sale Agreement dated as of March 31, 1998, between Performance Interconnect Corp., I-Con Industries, Inc. and Purchaser (as from time to time supplemented or amended, the "Agreement").

       3. All representations and warranties made by Sellers (as defined in the Agreement) in the Agreement or any other instrument, document, certificate or other agreement executed in connection therewith (collectively, the "Transaction Documents") delivered on or before the date hereof are true on and as of the date hereof as if such representations and warranties had been made as of the date hereof

      4. No Event of Default (as defined in the Agreement) or any event that, with the giving of notice, the passage of time or both, would constitute an Event of Default exists on the date hereof.

      5. Sellers have performed and complied with all agreements and conditions required in the Transaction Documents to be performed or complied with by it on or prior to the date hereof.

      6. All information contained in this Schedule of Accounts is true, correct and complete.

      IN WITNESS WHEREOF, this instrument is executed by the undersigned as of ________, 1997.

                                [I-CON INDUSTRIES, INC.]
                                [PERFORMANCE INTERCONNECT CORP.]

                                   By:_________________________________
                                   Name:_______________________________
                                   Title:______________________________

                    [ CONSENT AND AGREEMENT APPEARS HERE ]